UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

Mast Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 552-0866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2016, Mast Therapeutics, Inc. (the “Company”) entered into an amendment (the “Third Amendment to Loan Agreement”) to the Loan and Security Agreement, dated August 11, 2015, as amended by the First Amendment thereto dated September 28, 2015 and the Second Amendment thereto dated December 31, 2015 (collectively, the “Loan Agreement”) with Hercules Technology III, L.P. and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.) (together, “Hercules”).  As previously disclosed, the Loan Agreement provides for a $15 million debt facility (the “Debt Facility”), $5 million of which was funded to the Company on August 11, 2015 and $10 million (the “Second Advance”) of which was funded to the Company on September 28, 2015.

Under the Loan Agreement, as amended, the Second Advance is required to be prepaid to Hercules on July 31, 2016, without any prepayment penalty, unless on or before such date the Company demonstrates positive results in its recently concluded Phase 3 clinical study of vepoloxamer in patients with sickle cell disease, known as the EPIC study. In addition, under the Loan Agreement, as amended, the end of the period during which the Company will make monthly interest-only payments was extended from June 1, 2016 to July 1, 2016, provided that the interest-only period will be extended automatically to March 1, 2017 if, on or before July 1, 2016, no event of default has occurred, the Company has not prepaid the Second Advance and the Company has demonstrated positive results in the EPIC study (collectively, the “Interest Only Extension Condition”).  If the Interest Only Extension Condition is satisfied during the period between July 2, 2016 and July 31, 2016, then on July 1, 2016, the Company will be required to make a single payment against the principal balance of the Debt Facility of approximately $430,000 and, beginning August 1, 2016, the Company will resume making interest-only payments until March 1, 2017.  If the interest-only period is extended to March 1, 2017, then the maturity date under the Loan Agreement will be extended from January 1, 2019 to October 1, 2019.  Pursuant to the Third Amendment to Loan Agreement, the Company paid an additional facility charge of $37,500.

On February 25, 2016, in connection with, and as partial consideration for, the Third Amendment to Loan Agreement, the Company and Hercules Technology III, L.P. also entered into an amendment (the “Second Amendment to Warrant Agreement”) to the Warrant Agreement, dated August 11, 2015, as amended by the First Amendment thereto dated September 28, 2015 (together, the “Warrant Agreement”), between the parties.  Pursuant to the Second Amendment to Warrant Agreement, the warrant issued to Hercules Technology III, L.P. was amended such that the exercise price was decreased from $0.41 per share to $0.275 per share, resulting in the warrant becoming exercisable for an additional 748,337 shares of the Company’s common stock, for a total of up to 2,272,727 shares.

Except as specifically amended by the Third Amendment to Loan Agreement and the Second Amendment to Warrant Agreement, the Loan Agreement and Warrant Agreement remain in full force and effect.

The Third Amendment to Loan Agreement and the Second Amendment to Warrant Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the Third Amendment to Loan Agreement and the Second Amendment to Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Warrant Agreement and warrant issued to Hercules Technology III, L.P., as amended by the Second Amendment to Warrant Agreement, set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The securities described above were offered and sold to Hercules by the Company in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act.  The Company relied on this exemption based in part on representations made to it by Hercules, including Hercules’ intention to acquire the securities for investment only and not with a view to, or a present intention of, selling or distributing any part thereof in violation of applicable laws, and Hercules’ status as an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On February 29, 2016, the Company issued a press release announcing the execution of the Third Amendment to Loan Agreement and Second Amendment to Warrant Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

The information set forth under Item 7.01 and in Exhibit 99.1 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

Date: February 29, 2016	By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit Number	Description

10.1	Third Amendment to Loan and Security Agreement, dated as of February 25, 2016, among Mast Therapeutics, Inc., Hercules Technology III, L.P. and Hercules Capital, Inc.
10.2	Second Amendment to Warrant Agreement, dated as of February 25, 2016, between Mast Therapeutics, Inc. and Hercules Technology III, L.P.
99.1	Press release dated February 29, 2016